JANUARY 25, 1996
                           EXHIBIT 10.11


                          AMENDMENT NO. 1
                              TO THE
                       AMENDED AND RESTATED
                     SUPPLEMENTAL PENSION PLAN
                       OF THE TIMKEN COMPANY


          The Timken Company hereby amends the Amended and Restated Supplemental Pension Plan of The Timken Company (which was last amended and restated effective January 1, 1994) (the "Supplemental Plan") as hereinafter set forth. Words and phrases used herein with initial capital letters that are defined in the Supplemental Plan are used herein as so defined.


                                I.
          New paragraphs 5 (c) and 5 (d) are hereby added immediately following paragraph 5(b) of the Supplemental Plan to read as follows:

          "(c) Notwithstanding the provisions of paragraphs 5 (a) and 5 (b), but subject to the approval of the Compensation Committee as described in paragraph 5 (d), a participant described in paragraph 2 (d) may elect to receive the benefits payable to him under the Supplemental Plan in the form of a single lump sum payment. The lump sum payment described in the preceding sentence shall be calculated by converting the benefits otherwise payable to the participant at the time such benefits are to commence into a lump sum amount of equivalent actuarial value when computed using the actuarial factors set forth in Exhibit A to the Supplemental Plan. A participant described in paragraph 2 (d) who elects to receive a single lump sum payment pursuant to the second preceding sentence may further elect that, in the event that the participant dies before receiving the single lump sum payment, benefits shall be paid to the participant's surviving spouse or other beneficiary without taking into account the election made under the second preceding sentence. Any election by a participant described in paragraph 2 (d) to receive Supplemental Plan benefits in a single lump sum payment pursuant to this paragraph 5 (c) shall be in writing on a form provided by the Company, which form shall be filed with the Company (i) prior to the participant's termination of employment with the Company because of involuntary termination of employment (including by reason of disability) or death or (ii) at least one year prior to the participant's voluntary retirement. Any such election may be changed or revoked by the participant at any time and from time to time without the consent of any other person by the filing of a later written election with the Company; provided that any election made less than one year prior to a participant's voluntary retirement shall not be valid, and in such case, payment shall be made in accordance with the latest valid election of the participant. The payment by the Company of a lump sum amount to a participant (or his beneficiary or estate in the event of his death) pursuant to this paragraph 5 (c) shall discharge all obligations of the Company to such participant (or his beneficiary or estate) under the Supplemental Plan and such participant's Excess Agreement.

          "(d) Payment of benefits in the form of a single lump sum payment pursuant to the election of a participant under paragraph 5 (c) is subject to the approval of the Compensation Committee, which may, in its discretion, determine at any time prior to payment not to permit such single lump sum payment but, instead, to require that benefits be paid in such other form as is permitted by the Supplemental Plan.


                                II.
          A new Exhibit A is hereby added to the Supplemental Plan to read as set forth in the attached Exhibit A to this Amendment.

          Executed at Canton, Ohio on this ____________ day of _______________, 1996.
                                   THE TIMKEN COMPANY

                                   By:
________________________________
                                           Title:

                         Exhibit A to the
                       Amended and Restated
                     Supplemental Pension Plan
                       of The Timken Company



          The following actuarial factors shall be used for purposes of computing a lump sum amount pursuant to paragraph 5
(c) of the Supplemental Plan:

          Interest: Average of the 30-year Treasury bonds for the three month period ending with the second month prior to the month of distribution.

          Mortality: 1983 Group Annuity Mortality Table (male rates) using age nearest birthday for the employee and the 1983 Group Annuity Mortality Table (female rates) using age nearest birthday for the spouse.